UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35779	75-2771546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congress Avenue, Suite 2400

Austin, Texas 78701

(Address of principal executive offices)

(512) 473-2662

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 8, 2021, USA Compression Partners, LP (the “Partnership”), as borrower, USAC OpCo 2, LLC, USAC Leasing 2, LLC, USA Compression Partners, LLC, USAC Leasing, LLC, CDM Resource Management LLC, CDM Environmental & Technical Services LLC and USA Compression Finance Corp. (collectively, the “Guarantors”), as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto amended and restated the Partnership’s sixth amended and restated credit agreement (as amended and restated on December 8, 2021, the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement matures on December 8, 2026, except that if any portion of the Partnership’s existing 6.875% senior notes due 2026 are outstanding on December 31, 2025, the Amended and Restated Credit Agreement will mature on December 31, 2025.

The Amended and Restated Credit Agreement provides for an asset-based revolving credit facility to be made available to the Partnership in an aggregate amount of $1.6 billion. The Partnership’s obligations under the Amended and Restated Credit Agreement will be guaranteed by the Guarantors. In addition, the Partnership’s obligations under the Amended and Restated Credit Agreement will be secured by: (1) substantially all of the Partnership’s assets and substantially all of the assets of the Guarantors, excluding real property and other customary exclusions; and (2) all of the equity interests of the Partnership’s U.S. restricted subsidiaries (subject to customary exceptions).

The Partnership will have the ability to request the issuance of letters of credit under the Amended and Restated Credit Agreement in an aggregate amount of up to $20.0 million. Subject to certain conditions, at the Partnership’s request and with the consent of the participating lenders, the total commitments under the Amended and Restated Credit Agreement may be increased from time to time by an aggregate amount of up to $200.0 million.

The borrowing base under the Amended and Restated Credit Agreement will equal: (1) 85% of the Partnership’s and the subsidiary guarantors’ eligible accounts receivable; plus (2) the product of (a) the lesser of (i) 80% of the aggregate net orderly liquidation value of the Loan Parties’ compression units (determined by reference to the current valuation report) over the aggregate net book value of the Loan Parties’ compression units as reflected in the Loan Parties’ quarterly financial statements as of the valuation date of the current valuation report or (ii) 100%, and (b) the book value of the Loan Parties’ eligible compression units; plus (3) the product of (a) the lesser of (i) 80% of the aggregate net orderly liquidation value of the Loan Parties’ treating assets (determined by reference to the current valuation report) over the aggregate net book value of the Loan Parties’ treating assets as reflected in the Loan Parties’ quarterly financial statements as of the valuation date of the current valuation report or (ii) 100%, and (b) the book value of the Loan Parties’ eligible treating assets; plus (4) 50% of the Loan Parties’ eligible inventory (excluding eligible compression units, eligible finished goods inventory, eligible treating assets and eligible heavy component inventory), valued at the lower of cost or market value, determined on a first-in-first-out basis; plus (5) 80% of the Loan Parties’ eligible finished goods inventory and eligible heavy component inventory valued at cost (excluding tooling and set-up costs, sales taxes and other soft costs), determined on a first-in-first-out basis; less (6) reserves established by the Administrative Agent in its permitted discretion.

Borrowings under the Amended and Restated Credit Agreement will bear interest at a per annum interest rate equal to, at the Partnership’s option, either the Alternate Base Rate or SOFR plus the applicable margin. “Alternate Base Rate” means the greatest of (1) the prime rate, (2) the federal funds effective rate plus 0.50% and (3) one-month SOFR rate plus 1.00%. The applicable margin for borrowings varies (a) in the case of SOFR loans, from 2.00% to 2.75% per annum and (b) in the case of Base Rate loans, from 1.00% to 1.75% per annum, and will be determined based on a total leverage ratio pricing grid. In addition, the Borrower is required to pay commitment fees based on the daily unused amount of the Amended and Restated Credit Agreement in an amount per annum equal to 0.375%. Amounts borrowed and repaid under the Amended and Restated Credit Agreement may be re-borrowed, subject to borrowing base availability.

The Amended and Restated Credit Agreement contains various covenants with which the Partnership and its restricted subsidiaries must comply, including, but not limited to, limitations on the incurrence of indebtedness, investments, liens on assets, repurchasing equity and making distributions, transactions with affiliates, mergers, consolidations, dispositions of assets and other provisions customary in similar types of agreements. The Partnership must also maintain, on a consolidated basis, as of the last day of each fiscal quarter a Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement) of not greater than 5.75:1.00 through the second fiscal quarter of 2022; 5.50:1.00 from the third fiscal quarter of 2022 through the third fiscal quarter of 2023; and 5.25:1.00 thereafter (except that the Partnership may increase the applicable Total Leverage Ratio by 0.25 for any fiscal quarter during which a Specified Acquisition (as defined in the Amended and Restated Credit Agreement) occurs and the following two fiscal quarters, but in no event shall the maximum Total Leverage Ratio exceed 5.50:1.00 for any fiscal quarter as a result of such increase), an Interest Coverage Ratio (as defined in the Amended and Restated Credit Agreement) of not less than 2.50:1.00 and a Secured Leverage Ratio (as defined in the Amended and Restated Credit Agreement) of not greater than 3.00:1.00 or less than 0.00:1.00. The Amended and Restated Credit Agreement also contains various customary representations and warranties, affirmative covenants and events of default.

The Partnership may use proceeds under the Amended and Restated Credit Agreement to refinance existing indebtedness, pay fees and expenses in connection with the Amended and Restated Credit Agreement, finance working capital needs, for general company purposes and for any other purpose not prohibited by the terms of the Amended and Restated Credit Agreement.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Finance Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1*	Seventh Amended and Restated Credit Agreement, dated as of December 8, 2021, among USA Compression Partners, LP, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and issuing bank

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation 5-16. The registrant agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Compression Partners, LP

	By:	USA Compression GP, LLC its general partner

Date: December 8, 2021		By:	/s/ Christopher W. Porter
Christopher W. Porter Vice President, General Counsel and Secretary